UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 7, 2011
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The annual meeting of Buckeye Partners, L.P. (the “Partnership”) unitholders was held on June 7, 2011 at which the following matters were voted upon by the Partnership’s unitholders: (i) the election of three Class I directors to serve on the Partnership’s general partner’s board of directors until the Partnership’s 2014 annual meeting, (ii) the ratification of the selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2011, (iii) an advisory vote on executive compensation, and (iv) an advisory vote on the frequency of the executive compensation vote.
     All nominees for director were elected, with voting as detailed below:

	For	Against	Abstain	Broker-Non Votes
1. Forrest E. Wylie	49,683,234	472,572	243,029	27,785,389
2. Joseph A. LaSala, Jr.	49,604,834	544,730	249,272	27,785,389
3. Martin A. White	49,534,346	614,699	249,792	27,785,389
     The proposal to appoint Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2011, was ratified, with voting as detailed below:

For	Against	Abstain	Broker-Non Votes
77,081,963	615,864	486,398	0
     The advisory vote on executive compensation resulted in an approval of executive compensation, with voting as detailed below:

For	Against	Abstain	Broker-Non Votes
48,374,149	1,400,834	623,853	27,785,389
     The advisory vote on the frequency of the executive compensation vote resulted in the approval that such vote be held every three years, with voting as detailed below:

3 Years	2 Years	1 Year	Abstain	Broker-Non Votes
30,440,343	1,378,128	17,939,341	641,023	27,785,389

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated June 13, 2011

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